UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2026

Quanome Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-42140	82-1978491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 W 34th St, FL 18, Room 18022 New York, NY	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (778) 888-7232

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	QNME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2026, Quanome Technologies, Inc. (Nasdaq: QNME, the “Company”) entered into a Revolving Loan Agreement (the “Loan Agreement”) with Yang Li, the Company’s Chairman of the Board and Chief Executive Officer (the “Lender”), pursuant to which the Company may from time to time request loan advances in an aggregate principal amount outstanding at any time of up to $15.0 million. On September 28, 2026, the transaction was reviewed and approved independently by the Audit Committee of Quanome’s Board of Directors, which is comprised solely of three independent directors.

Pursuant to the Loan Agreement, each loan advance is subject to the Lender’s written approval. Subject to the terms of the Loan Agreement, amounts borrowed and repaid may be reborrowed during the draw period. The Company may prepay outstanding amounts at any time without premium or penalty. Amounts funded under the Loan Agreement bear interest at a rate of 6.0% per annum, payable monthly in arrears. The proceeds of any loan advances may be used for working capital and general corporate purposes. The Loan Agreement matures three months after its effective date; provided that, if Mr. Li ceases to serve as both Chairman of the Board and Chief Executive Officer of the Company, all outstanding amounts will become due and payable 30 calendar days after he ceases to serve in the second of those capacities.

The Loan Agreement contains customary representations and warranties, affirmative and negative covenants and events of default. In addition, the Lender may terminate the availability of further loan advances at any time upon written notice to the Company, subject to the Lender’s obligation to fund any loan advance previously approved in accordance with the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 1, 2026, the Company issued a press release titled “Quanome CEO to Back Quantum Strategy with Up to $15 Million in Non-Dilutive Growth Capital.” A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, issued on October 1, 2026
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanome Technologies, Inc.

Dated: October 1, 2026	By:	/s/ Yang Li
	Name:	Yang Li
	Title:	Chief Executive Officer and Director

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